UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2014 (April 24, 2014)

AMERICAN HOUSING REIT INC.
 (Exact name of Registrant as specified in its charter)

Maryland	333-170828	27-1662812
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1601 Blake Street, Suite 310, Denver, CO80202
 (Address of principal executive offices)(Zip code)

(303) 894-7971
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On April 24, 2014, Heng Fai Enterprises Limited, which is the beneficial owner of approximately 99.6% of the outstanding shares of common stock of American Housing REIT Inc. (the “Company”), announced that it intends to cause the Company to undertake a reverse stock split on a 150-to-one basis.  The reverse stock split would cause the number of outstanding shares of Company common stock to be reduced from approximately 41 million shares as of the date of this report to approximately 274,000 shares on a split-adjusted basis, representing an indicative price of $12.16 per share based on the most recent sale price of the Company’s common stock.  The reverse stock split would cause the Company’s recently announced quarterly dividend to be $0.255 per share on a split–adjusted basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOUSING REIT INC.

April 25, 2014	By:	/s/ Conn Flanigan
Name: Conn Flanigan
Title: Secretary

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